Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Gene G. Kinney, President and Chief Executive Officer of Prothena Corporation plc (the “Company”) and Tran B. Nguyen, Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:
1.The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 25, 2022	/s/ Gene G. Kinney
Gene G. Kinney
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Tran B. Nguyen
Tran B. Nguyen
Chief Financial Officer
(Principal Financial Officer)

    A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
    This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.